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                              ALLEN G. ROTH, P.A.
                            70-25 YELLOWSTONE BLVD.
                         FOREST HILLS, NEW YORK  11375
                                 718-544-7064





                        CONSENT OF INDEPENDENT AUDITORS



      I consent to the incorporation by reference in the Registration Statement of Moonlight International Corp. on Form S-8 and my reports dated (a) March 13, 1997 (except for Note 9 which is dated April 14, 1997) and (b) November 1, 1996 on my audit of the financial statements of Moonlight International Corp. as of years ended December 31, 1996 and December 31, 1995, which reports were included in Moonlight International Corp.'s Forms 10-KSB for calendar years ended December 31, 1996 and 1995 respectively, as filed with the Securities and Exchange Commission.


                              /Allen G. Roth, P.A./

                               ALLEN G. ROTH, P.A.




Forest Hills, New York
August 28, 1997


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